UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

LogicMark, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 31, 2026, by and among Langham Project, LLC, a Nevada limited liability company (“Parent”), and Langham Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company in accordance with the applicable provisions of the Nevada Revised Statutes of the State of Nevada (“NRS”), with the Company continuing as a wholly-owned subsidiary of Parent (the “Surviving Corporation”) and the surviving corporation of the merger (the “Merger”).

In addition, pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth in the Merger Agreement, among other things: (i) the current directors and executive officers of the Company as of immediately prior to the effective time of the Merger (the “Effective Time”) will remain as the initial directors and executive officers of the Surviving Corporation, respectively, and (ii) the articles of incorporation and bylaws of the Company, each as amended and in effect as of immediately prior to the Effective Time will be substantially the same as the articles of incorporation and bylaws of the Surviving Corporation; (iii) each share of common stock, par value $0.0001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation; (iv) each share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) that is outstanding as of immediately prior to the Effective Time will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the price per share of $1.31 (the “Merger Price”); (v) each warrant to purchase shares of Common Stock that is outstanding as of immediately prior to the Effective Time will be cancelled and redeemed by the Company; (vi) each option to purchase shares of Common Stock that is outstanding as of immediately prior to the Effective Time will be cancelled and redeemed for a price per option equal to the excess of the Merger Price over the exercise price of such option; and (vii) each share of Series C non-convertible voting preferred stock, par value $0.0001 per share, of the Company that is issued and outstanding immediately prior to the Effective Time, (the “Series C Preferred Stock”), will be redeemed by the Company in accordance with the terms of the certificate of designations of preferences, rights and limitations of the Series C Preferred Stock. If the Merger is completed, the Company expects to pay the holder of the Series C Preferred Stock (the “Series C Holder”) approximately $2 million, plus any accrued and unpaid interest due to the Series C Holder, from cash on hand of the Company.

Pursuant to the Merger Agreement, the Company is required to file a preliminary proxy statement for a special meeting of its shareholders to approve the Merger and all related proposals (the “Special Meeting”) within 15 business days from the execution of the Merger Agreement and must hold the Special Meeting as soon as reasonably practicable but no earlier than the 45th day following the first mailing of the proxy statement for the Special Meeting to its shareholders. The Merger is conditioned upon obtaining (i) approval by the affirmative vote of holders representing a majority of the aggregate voting power entitled to vote on the Merger, and (ii) approval by the majority of the shares voting at the Special Meeting, excluding shares held by the holder of the Series J preferred stock of the Company, but including shares held by the officers and directors of the Company. Upon consummation of the Merger, the Company and the Parent intend for the Company to cease being a public reporting company upon the filing of a Form 15 and for the Common Stock to cease quotation on the OTCID market operated by the OTC Markets Group, Inc. (the “OTC”) upon filing the requisite documentation with the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Each of the Company, Parent and Merger Sub has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (i) obtaining the requisite approvals of the Company’s shareholders (provided that no more than 1% of outstanding shares of Common Stock as of immediately prior to the Effective Time, in the aggregate, exercise or remain entitled to exercise, statutory dissenters’ rights under the NRS), (ii) non-solicitation of alternative acquisition proposals, (iii) redemption of all shares of Series C Preferred Stock (as applicable), (iv) termination of that certain Rights Agreement, dated as of November 1, 2024, by and between Nevada Agency and Transfer Company (“NATCO”) and the Company (the “Rights Agreement”), and (v) no material change to the Company’s business during the period between the date on which the Merger Agreement is executed and the Effective Time. An aggregate of $1,500,000 in fees and expenses incurred in connection with the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the Parent, and all other such fees and expenses incurred in connection therewith the Merger Agreement will be paid by the party incurring such expenses, in each case whether or not the Merger is consummated.

The Merger Agreement contains certain termination rights of the Company and Parent, including, subject to compliance with the applicable terms of the Merger Agreement, (x) the right to terminate the Merger Agreement at any time prior to the closing of the Merger (“Closing”) upon mutual written consent, whether prior or subsequent to receiving the requisite shareholder approval, (y) the right of either party to terminate the Merger Agreement at any time prior to Closing (i) prior to December 31, 2026 provided that such party is not in material breach, and (ii) if the requisite shareholder approval is not obtained and (z) the Company’s right to terminate the Merger Agreement at any time prior to obtaining the requisite shareholder approval if it exercises its right to a “fiduciary out”, in which case the Company would be required to pay the Parent a $150,000 termination fee.

Prior to the Closing, the Parent intends to appoint NATCO to act as the payment agent for the Merger (the “Payment Agent”), pursuant to a payment agent agreement, whereby the Payment Agent will assist the Company with coordinating the various payments to the Company’s securityholders.

The foregoing description of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached to this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 10.1 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including the Company’s ability to consummate the proposed Merger and fulfill all of its obligations under the Merger Agreement, the Company’s ability to hold the Special Meeting and obtain shareholder approval of the Merger, and the Company’s ability to redeem the Series C Preferred Stock, and the Company’s ability to terminate the Rights Agreement, the quotation of the Common Stock on the OTC and its public reporting company status, each of which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to the Company’s ability to successfully obtain regulatory approval from FINRA and the U.S. Securities and Exchange Commission (“SEC”) for the Merger, and other risks that may be included in the definitive proxy statement filed by the Company in connection with the Special Meeting, and the Company’s periodic reports and other filings that the Company files from time to time with the SEC. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Merger Agreement, by and among the Company, Parent and Merger Sub, dated as of July 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2026	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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